UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 27, 2005

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:   0-20190

DELAWARE	14-1673067

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive Schenectady, NY 12308

(Address and zip code of principal executive offices)

(518) 346-7799

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2005, Authentidate Holding Corp. (the “Registrant”) issued a press release announcing that its ongoing discussions with the United States Postal Service regarding the status of its Strategic Alliance Agreement had reached a critical stage with the receipt of a second notice from the Postal Service stating that it had failed to attain the performance metrics required by the Strategic Alliance Agreement during the period February 2005 through April 2005. In its notice to the Registrant, the Postal Service has advised the Registrant that although it intends to exercise its right to terminate the Strategic Alliance Agreement if the Registrant is unable to cure this default, it is willing to discuss further plans that the Registrant may have to attain the performance metrics in the Strategic Alliance Agreement. A copy of the Registrant’s May 27, 2005 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

	Exhibit No.	Description

	99.1	Press Release dated May 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Surendra Pai

Name:	Surendra Pai
Title:	Chief Executive Officer
Date:	May 27 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 27, 2005